Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 (No. 333-191239-05) of our reports dated February 12, 2014, relating to the consolidated financial statements and consolidated financial statement schedule of NBC Universal, Inc. and subsidiaries (predecessor) and NBCUniversal Media, LLC (successor) appearing in the Annual Report on Form 10-K of NBCUniversal Media, LLC and subsidiaries for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

New York, New York

February 19, 2014